Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 2019 with respect to the audited consolidated financial statements of Global Medical REIT, Inc. for the years ended December 31, 2018 and 2017.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
June 21, 2019